Greenwich Street Series Fund


Sub-Item 77Q1

Registrant incorporates by reference Registrant's Supplement to the Statement of Additional Information dated APRIL 30, 2005 filed on SEPTEMBER 23, 2005.
(Accession No. 0001193125-05-190501)